Exhibit 10.17
LEASE
THIS LEASE (this "Lease") is executed this 24th day of        July            , 2020, by and between DUGAN FINANCING LLC, a Delaware limited liability company ("Landlord"), and BORDERLESS DISTRIBUTION, LLC, a Utah limited liability company ("Tenant").
ARTICLE 1 - LEASE OF PREMISES
Section 1.01. Basic Lease Provisions and Definitions.
(a)"Leased Premises" (shown outlined on Exhibit A attached hereto and made a part hereof): a portion of the building commonly known as Skyport 2250 (the "Building"), located at 2250 Progress Drive, Hebron, Kentucky 41048, within Skyport Business Park (the "Park").
(b)"Rentable Area": approximately 210,600 square feet.
(c)"Tenant's Proportionate Share": 46.46%.
(d)"Minimum Annual Rent":

October 1, 2021	-	February 28, 2022	$0.00	(5 months)*
March 1, 2022	-	September 30, 2022	$488,943.00	(7 months)
October 1, 2022	-	September 30, 2023	$859,142.76	per year
October 1, 2023	-	September 30, 2024	$880,621.32	per year
October 1, 2024	-	September 30, 2025	$902,636.88	per year
October 1, 2025	-	September 30, 2026	$925,202.88	per year
October 1, 2026	-	February 28, 2027	$395,138.70	(5 months)
(e)"Monthly Rental Installments":

October 1, 2021	-	February 28, 2022	$0.00	per month*
March 1, 2022	-	September 30, 2022	$69,849.00	per month
October 1, 2022	-	September 30, 2023	$71,595.23	per month
October 1, 2023	-	September 30, 2024	$73,385.11	per month
October 1, 2024	-	September 30, 2025	$75,219.74	per month
October 1, 2025	-	September 30, 2026	$77,100.24	per month
October 1, 2026	-	February 28, 2027	$79,027.74	per month
*During such period of free rent, Tenant shall pay the Annual Rental Adjustment and, if any, Additional Rent.
(f)[Intentionally Omitted].
(g)"Commencement Date": October 1, 2021.
(h)"Lease Term": Five (5) years and five (5) months.
(i)"Security Deposit": $85,995.00.

(j)"Broker(s)": BGC Partners, LP, d/b/a Newmark RE and Duke Realty Services, LLC representing Landlord, and CB Richard Ellis representing Tenant.
(k)"Permitted Use": Assembly, storage, warehousing, distribution and office uses reasonably ancillary thereto, all in accordance with applicable laws and regulations and the other terms of the Lease.
(l)Address for notices and payments are as follows:
Landlord:    Dugan Financing LLC
c/o Duke Realty Corporation
Attn:    Cincinnati Market, Vice President, Regional Asset Manager
8711 River Crossing Boulevard
Indianapolis, IN 46240
With Payments to:    Dugan Financing LLC
75 Remittance Drive, Suite 3205
Chicago, IL 60675-3205
Tenant:    Borderless Distribution, LLC
1633 W. Innovation Way, Suite 300
Lehi, UT 84043
(m)"Guarantor(s)": Covalent Group, Inc., a Delaware corporation.
(n)Exhibits:
Exhibit A    Leased Premises
Exhibit B    Tenant Improvements
Exhibit B-1    Turnkey Scope of Work
Exhibit B-2    Allowance Improvements
Exhibit C    Letter of Understanding
Exhibit D    Rules and Regulations
Exhibit E    Surrender Conditions
Exhibit F    Offer Space
Exhibit G    Additional Parking
Exhibit H    Form of Unconditional Guaranty of Lease
Section 1.02. Lease of the Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the "Common Areas"): the areas of the Building and the related land and improvements thereto, including, without limitation, driveways, parking areas and sidewalks, that are designed for use in common by all tenants of the Building and their respective employees, agents, contractors, representatives, customers, guests, invitees and others.
ARTICLE 2 – LEASE TERM AND POSSESSION
Section 2.01. Lease Term. The Commencement Date and Lease Term shall be as set forth in Sections 1.01(g) and 1.01(h) above.

Section 2.02. Construction of Tenant Improvements. Landlord shall construct and install all leasehold improvements to the Leased Premises (collectively, the "Tenant Improvements") in accordance with Exhibit B attached hereto and made a part hereof. Tenant acknowledges that the Tenant Improvements (or a portion thereof) will be completed while Tenant occupies the Leased Premises. Tenant agrees to cooperate with Landlord to complete the Tenant Improvements when requested by Landlord.
Section 2.03. Surrender of the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair and in accordance with the surrender conditions attached hereto as Exhibit E and made a part hereof. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.
Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred fifty percent (150%) of the Monthly Rental Installments and one hundred percent (100%) of the Annual Rental Adjustment (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent (as defined in Section 3.03 below) after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days' prior notice to the other, whether or not said notice is given on the date that any Rent is due. This Section 2.04 shall not be deemed a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.
ARTICLE 3 - RENT
Section 3.01. Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the amounts of the Monthly Rental Installments set forth in Section 1.01 (e) above, in advance, without demand, abatement, counterclaim, recoupment, deduction or offset, on the Commencement Date, and, thereafter, on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated on the basis of the total number of days in the applicable calendar month. Tenant shall be responsible for delivering the Monthly Rental Installments to the payment address set forth in Section 1.01(l) above in accordance with this Section 3.01.
Section 3.02. Annual Rental Adjustment Definitions.
(a)"Annual Rental Adjustment": the amount of Tenant's Proportionate Share of Operating Expenses for a particular calendar year.
(b)"Operating Expenses": the amount of all of Landlord's costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Building and the Common Areas in good condition and repair for a particular calendar year (including all additional costs and expenses varying on the basis of occupancy that Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied), including by way of illustration and not limitation, the following: all Real Estate Taxes (as defined in Section 3.02(d) below), insurance premiums and deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other utility charges paid by Tenant pursuant to this Lease (or paid by other tenants in the Building);

painting; stormwater discharge fees; tools and supplies; repair costs; landscape maintenance costs; access patrols; license, permit and inspection fees; management fees not to exceed three percent (3%) of gross rents for the Building; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking areas, curbs and sidewalk areas (including snow and ice removal), landscaped areas, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof, gutters and lighting; and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association. The cost of any Operating Expenses that are capital in nature ("Capital Expenses") shall be amortized over the expected useful life of the improvement (as reasonably determined by Landlord), and in each calendar year of the Lease Term only the amortized portion of such Capital Expenses shall be included, and such amortized portion shall be prorated with respect to any partial calendar year during the Lease Term. Operating Expenses do not include: (a) debt service under mortgages or ground rent underground leases; (b) costs of restoration to the extent of net insurance proceeds received by Landlord; (c) leasing commissions and tenant improvement costs; (d) litigation expenses relating to disputes with tenants; (e) expenses to the extent reimbursed by another source (excluding Tenant's reimbursement for Operating Expenses), including but not limited to repair or replacement of any item covered by warranty; (f) costs incurred to benefit (or as a result of) a specific tenant or items and services selectively supplied to any specific tenant; (g) expenses for the defense of Landlord's title to the Building; (h) depreciation and amortization of the Building or financing costs, including interest and principal amortization of debts; (i) charitable, lobbying, special interest or political contributions; (j) costs of improving or renovating space for a tenant, or space vacated by a tenant; (k) any repair, rebuilding or other work necessitated by condemnation, fire, windstorm or other insured casualty or hazard; (l) leasing commissions, advertising expenses and other costs incurred in leasing or procuring new tenants; (m) any duplicate expenses or costs; and (n) amounts billed (directly or indirectly) for salaries, overhead and expenses for office rent and office supplies above the level of Vice President, Asset Management.
(c)"Tenant's Proportionate Share of Operating Expenses": an amount equal to the product obtained by multiplying Tenant's Proportionate Share by the Operating Expenses for the applicable calendar year.
(d)"Real Estate Taxes": any form of real estate tax or assessment or service payments in lieu thereof or water or sewer tax or charges, and any license fee, commercial rental tax, improvement bond or charges in connection with an improvement district or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or Common Areas, or against Landlord's business of leasing the Building, by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of the Real Estate Taxes.
Section 3.03. Payment of Additional Rent.
(a)Any amount required to be paid by Tenant hereunder (other than Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder, except as set forth herein to the contrary. Minimum Annual Rent and Additional Rent are sometimes referred to herein, collectively, as "Rent".
(b)In addition to the Minimum Annual Rent specified in this Lease, commencing as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year or partial calendar year, as the case may be. Landlord shall estimate the Annual Rental Adjustment annually, and notice thereof shall be given to Tenant prior to the beginning of each calendar year. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. Tenant shall be responsible for delivering the Additional Rent to the payment address set forth in Section 1.01(l) above in accordance with this Section 3.03. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such calendar year by giving Tenant notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such calendar year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such calendar year. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment for such calendar year. If the estimated Annual Rental Adjustment payments made by Tenant are less than the actual Annual Rental Adjustment, then Tenant shall pay to Landlord the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated payments made by Tenant during such calendar year within thirty (30) days after receipt of the aforementioned statement. In the event that the estimated Annual Rental Adjustment payments made by Tenant are greater than the actual Annual Rental Adjustment, then Landlord shall credit the amount of such overpayment toward the next Monthly Rental Installment(s) and the next monthly estimated Annual Rental Adjustment payment(s) due under this Lease until such overpayment is recovered by Tenant in full (or remit such amount to Tenant in the event that this Lease shall have expired or terminated). This Section 3.03 shall survive the expiration or any earlier termination of this Lease.
Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the "Prime Rate") plus six percent (6%) per annum; provided, however, such interest rate shall not be less than twelve percent (12%) per annum.
ARTICLE 4 - SECURITY DEPOSIT
On or before June 1, 2021, Tenant shall deposit the Security Deposit with Landlord as security for the full and faithful performance by Tenant of all of Tenant's obligations contained in this Lease. In the event of a Default by Tenant, Landlord may apply all or any part of the Security Deposit to cure all or any part of such Default; provided, however, that any such application by Landlord shall not be or be deemed to be an election of remedies by Landlord or considered or deemed to be liquidated damages. Tenant agrees to promptly deposit, upon demand, such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this Article 4 shall be without interest and may be commingled by Landlord. Provided that Tenant has fully and faithfully performed all of the provisions of this Lease, Landlord shall return the Security Deposit to Tenant upon the expiration or earlier termination of this Lease.
ARTICLE 5 - OCCUPANCY AND USE
Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use.
(a)Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants and restrictions that encumber the Building and all applicable laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force (collectively, the "Laws"), including, without limitation, those Laws which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including the Building rules and regulations attached hereto as Exhibit D and made a part hereof (the "Rules and Regulations"), as such Rules and Regulations may be modified from time to time by Landlord upon reasonable notice to Tenant. In the event of a conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall govern and control.
(b)Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of the Rules and Regulations, but Landlord agrees that any enforcement thereof shall be done uniformly. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any such increase in premiums charged.
Section 5.03. Landlord's Rights Regarding Use. In addition to Landlord's rights specified elsewhere in this Lease, (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper, and (b) Landlord, its agents, employees, representatives, consultants, contractors and any mortgagees of the Building, shall have the right (but not the obligation) to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) and to enter upon the Building and Common Areas at any time without notice for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant's compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.
Section 5.04. Signage. Tenant may, at its own expense, erect a sign concerning the business of Tenant that shall be in keeping with the decor and other signs on the Building. All signage (including the signage described in the preceding sentence) in or about the Leased Premises shall be first approved by Landlord and shall be in compliance with any Laws and recorded restrictions applicable to the sign or the Building. The location, size and style of all signs shall be approved by Landlord. Tenant agrees to maintain any sign installed by or on behalf of Tenant in a good state of repair, and, upon the expiration of the Lease Term, Tenant agrees to promptly remove such signs and repair any damage to the Leased Premises or the Building.

Section 5.05. Parking. Tenant shall be entitled to the non-exclusive use of the parking spaces designated for the Building by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants. In the event that Tenant becomes aware of another tenant of the Building overburdening the parking facilities designated for the Building, then Tenant may provide written notice (the “Parking Notice”) of such overburdening to Landlord. Upon receipt of the Parking Notice, Landlord shall have thirty (30) days to observe and assess the alleged overburdening and resolve any overburdening issues. If Landlord is unable to resolve the parking overburdening within said thirty (30) day period, then, provided Tenant is not in default under the terms of this Lease, Landlord shall construct additional parking in the areas depicted on Exhibit G attached hereto and made a part hereof, which shall be Landlord’s sole obligation with respect to resolving any parking overburdening. Landlord and Tenant further acknowledge and agree that nothing contained in this Lease shall be deemed a representation or promise by Landlord that sufficient parking will be available at any particular time during the Lease Term to accommodate Tenant's use of the Leased Premises. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant's employees, agents, representatives, contractors, customers, guests or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located around the Building or within the Park. In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking.
ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES
Section 6.01. Services to be Provided. Provided Tenant is not in default, Landlord shall furnish to Tenant, except as noted below, the following utilities and other services:
(a)Electrical service connection;
(b)Water service for lavatory and drinking purposes;
(c)Sewer service;
(d)Maintenance of the Common Areas, including the removal of rubbish (which shall not include tenant dumpsters), ice and snow;
(e)Replacement of all lamps, bulbs, starters and ballasts in the Common Areas as required from time to time as a result of normal usage; and
(f)Repair and maintenance to the extent expressly specified elsewhere in this Lease.
Section 6.02. Payment of Utilities. Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all separately metered utilities or services serving the Leased Premises. With respect to any utilities or services that are jointly metered with other premises, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

Section 6.03. Interruption of Services. Tenant acknowledges and agrees that any one or more of the utilities or other services identified in Sections 6.01 above or otherwise hereunder may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.
ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS
Section 7.01. Repair and Maintenance of Building. Landlord shall make all necessary repairs, replacements and maintenance to the roof, life-safety system, exterior walls, foundation, structural frame of the Building and the parking and landscaped areas and other Common Areas. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 3.02; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant's sole expense.
Section 7.02. Repair and Maintenance of Leased Premises. Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical system, plumbing, lighting, heating, ventilating and air conditioning ("HVAC") system, plate glass, floors, windows and doors, and dock doors, dock levelers and dock locks. Tenant shall obtain a preventive maintenance contract on the HVAC system and the dock equipment and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed the manufacturers' standard maintenance criteria, and shall provide for the inspection and maintenance of the HVAC system and the dock equipment on at least a semi-annual basis.
Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing. Notwithstanding the foregoing, Tenant shall have the right without Landlord's consent, and in compliance with all other provisions of this Section, to make any non-structural alterations to the Leased Premises which do not materially impact the Building's mechanical, electrical, plumbing or other building systems, do not adversely affect the Building's appearance or value, and the cost of which does not exceed Twenty Five Thousand and No/100 Dollars ($25,000.00) (the "Authorized Alterations"), provided that Tenant gives Landlord fifteen (15) business days prior written notice of any such alterations, along with copies of plans and specifications relating thereto. Landlord may specify any alterations which Tenant will be required to remove and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall, at Landlord's option, become a part of the realty and the property of Landlord and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable Laws, in a good and workmanlike manner and of quality at least equal to the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord's consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record or bonded over within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien. Tenant agrees that at Landlord's option, Landlord or a subsidiary or affiliate of Landlord, who shall receive a fee as Landlord's construction manager or general contractor, shall perform all work on any alterations to the Leased Premises which are not Authorized Alterations.
ARTICLE 8 - INDEMNITY AND INSURANCE
Section 8.01. Release. All of Tenant's trade fixtures, merchandise, inventory, special fire protection equipment, telecommunication and computer equipment, supplemental air conditioning equipment, kitchen equipment and other personal property located in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as "Tenant's Property"), shall be and remain at Tenant's sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord (and its affiliates, property managers and mortgagees) from (a) any and all liability for theft of or damage to Tenant's Property, and (b) any and all liability for any injury to Tenant or its employees, agents, representatives, contractors, customers, guests and invitees in or about the Leased Premises, the Building, the Common Areas or the Park, except to the extent caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.
Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold harmless Landlord, its agents, employees and contractors of all tiers from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any act, omission, negligence or willful misconduct of Tenant or Tenant's agents, representatives, guests, employees, contractors, customers or invitees in or about the Leased Premises, the Building, the Common Areas or the Park, (b) arising out of or relating to any of Tenant's Property, or (c) arising out of any other act or occurrence within the Leased Premises, in all such cases except to the extent caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.
Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold harmless Tenant, its agents, employees and contractors of all tiers from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord's agents, representatives, guests, employees or contractors. Nothing contained in this Section 8.03 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.03, the provisions of Section 8.06 shall prevail. This Section 8.03 shall survive the expiration or earlier termination of this Lease.

Section 8.04. Tenant's Insurance.
(a)During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:
(i)Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering Tenant's use of or occupancy at the Leased Premises against claims for bodily injury or death or property damage, which insurance shall be primary and non- contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $6,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.
(ii)Property Insurance. Special Form Insurance in the amount of the full replacement cost of Tenant's Property (including, without limitation, alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above), which insurance shall waive coinsurance limitations.
(iii)Worker's Compensation Insurance. Worker's Compensation insurance in amounts required by applicable Laws; provided, if there is no statutory requirement for Tenant, Tenant shall still obtain Worker's Compensation insurance coverage.
(iv)Business Interruption Insurance. Business Interruption Insurance with limits not less than an amount equal to two (2) years of Rent hereunder.
(v)Automobile Insurance. Commercial Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 combined single limit, per accident.
(b)All insurance required to be carried by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises are located and having an AM Best's rating of A IX or better, and (ii) provide that said insurer shall endeavor to provide thirty (30) days' prior notice if coverage is materially changed, canceled or permitted to lapse. In addition, Tenant shall name Landlord, Landlord's managing agent, and any mortgagee requested by Landlord, as additional insureds under Tenant's Commercial General Liability Insurance, excess and umbrella policies (but only to the extent of the limits required hereunder). On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, and that with the exception of Workers' Compensation insurance, such insurance is primary and non-contributory. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance, Landlord may obtain such insurance on Tenant's behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Landlord reserves the right after the initial five (5) year, five (5) month Lease Term or in the event Tenant elects to expand the Leased Premises to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.

Section 8.05. Landlord's Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):
(a)Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $6,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.
(b)Property Insurance. Special Form Insurance in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant's Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.
Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, each of Landlord (and its affiliates, property managers and mortgagees) and Tenant (and its affiliates) hereby waives any and all rights of recovery, claims, actions or causes of action against the other party, or such other party's employees, agents or contractors, for any loss or damage to the Leased Premises, the Building, the Common Areas and to any personal property of such party, arising from any risk which is required to be insured against by Sections 8.04(a)(ii), 8.04(a)(iii) and 8.05(b) above. The effect of such waiver is not limited by the amount of such insurance actually carried or required to be carried, or to the actual proceeds received after a loss or to any deductible applicable thereto, and either party's failure to carry insurance required under this Lease shall not invalidate such waiver. The foregoing waiver shall apply regardless of the cause or origin of any such claim, including, without limitation, the fault or negligence of either party or such party's employees, agents or contractors. The Special Form Insurance policies and Workers' Compensation Insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an express waiver of any rights of subrogation by the insurance company against Landlord or Tenant, as applicable.
ARTICLE 9 - CASUALTY
In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord's obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) destroyed to the extent that they cannot be repaired or rebuilt within two hundred ten (210) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in the case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days' notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant hereby waives any rights under applicable Laws inconsistent with the terms of this Article 9.
ARTICLE 10 - EMINENT DOMAIN
If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim an award for relocation expenses but only if such amount is not subtracted from Landlord's award and does not otherwise diminish or adversely affect any award to Landlord.
ARTICLE 11 - ASSIGNMENT AND SUBLEASE
Section 11.01. Assignment and Sublease.
(a)Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease hereunder.
(b)By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord's opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations of Tenant hereunder, or (iv) the prospective assignee or subtenant is a current tenant at the Park or is a bona-fide third-party prospective tenant of Landlord at the Park. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is publicly advertised to be less than the rent publicly advertised for similar premises in the Building. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving a request to consent, terminate this Lease by giving Tenant thirty (30) days' prior notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder, except those which expressly survive the termination of this Lease.
(c)If Tenant shall make any assignment or sublease, with Landlord's consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt. Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises as consideration for Landlord's consent.
Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord's consent, but upon ten (10) days' prior notice to Landlord, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant's assets or property; or (c) effectuate any public offering of Tenant's stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (b), the tangible net worth of the successor entity after any such transaction is not less than the tangible net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a "Permitted Transferee"). For the purpose of this Article 11 (i) "control" shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (ii) "tangible net worth" shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this Section 11.02 is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord's prior written consent pursuant to Section 11.01 above.
ARTICLE 12 - TRANSFERS BY LANDLORD
Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building and Common Areas at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability accruing hereunder after the date of such conveyance.
Section 12.02. Estoppel Certificate. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting this Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.
Section 12.03. Subordination. This Lease is and shall be expressly subject and subordinate at all times to the lien of any present or future mortgage or deed of trust encumbering fee title to the Leased Premises. If any such mortgage or deed of trust be foreclosed, upon request of the mortgagee or beneficiary, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that subordination of this Lease to any present or future mortgage or trust deed shall be conditioned upon the mortgagee, beneficiary, or purchaser at foreclosure, as the case may be, agreeing that Tenant's occupancy of the Leased Premises and other rights under this Lease shall not be disturbed by reason of the foreclosure of such mortgage or trust deed, as the case may be, so long as Tenant is not in default under this Lease. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease.

ARTICLE 13 - DEFAULT AND REMEDY
Section 13.01. Default. The occurrence of any of the following shall be a "Default":
(a)Tenant fails to pay any Monthly Rental Installments or Additional Rent within five (5) days after the same is due.
(b)Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease (other than those governed by subsections (c) through (e) below) for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.
(c)Tenant shall vacate or abandon the Leased Premises. Notwithstanding the foregoing, Tenant may vacate the Leased Premises during the Lease Term provided (i) Tenant is not otherwise in default hereunder; (ii) Tenant adequately secures the Leased Premises to prevent damage, destruction or vandalism to the Leased Premises; (iii) Tenant continues such utilities to the Leased Premises as will prevent any damage to the Leased Premises; (iv) Tenant continues to provide insurance for the Leased Premises and Tenant pays any increased premium resulting from a lack of a tenant in the Leased Premises..
(d)Tenant shall assign or sublet all or a portion of the Leased Premises in violation of the provisions of Article 11 of this Lease.
(e)All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.
(f)The parties agree that if Tenant receives notice of a violation of the performance of any (but not necessarily the same) term or condition of this Lease five (5) or more times during any twelve (12) month period, regardless of whether such violations are ultimately cured, then such conduct shall, at Landlord's option, represent a separate Default.
Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:
(a)Landlord may re-enter the Leased Premises and cure any such Default of Tenant, and Tenant shall, immediately upon demand, reimburse Landlord, as Additional Rent, for any costs and expenses that Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage that Tenant may sustain by reason of Landlord's action.
(b)Landlord may terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Leased Premises shall terminate, except with respect to any provisions thereunder that expressly survive such termination. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in such notice. Furthermore, in the event that Landlord terminates this Lease, Tenant shall be liable to Landlord for the unamortized balance of any leasehold improvement allowance and brokerage fees paid in connection with this Lease.
(c)Without terminating this Lease, Landlord may terminate Tenant's right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises. In such event, Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may re-let all or any part thereof as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to (i) the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term had this Lease not been terminated (said period being referred to herein as the "Remaining Term"), (ii) the costs of recovering possession of the Leased Premises and all other expenses, loss or damage incurred by Landlord by reason of Tenant's Default ("Default Damages"), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, and (iii) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the "Prior Obligations"). Neither the filing of any dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate this Lease.
(d)Landlord may terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination is equal to the sum of the following: (i) the present value of the excess, if any, discounted at the Prime Rate, of (A) the Minimum Annual Rent, Additional Rent and all other sums that would have been payable hereunder by Tenant for the Remaining Term, less (B) the aggregate reasonable rental value of the Leased Premises for the Remaining Term, as determined by a real estate broker licensed in the State where the Leased Premises are located who has at least ten (10) years of experience, (ii) all of the Default Damages, and (iii) all Prior Obligations. Landlord and Tenant acknowledge and agree that the payment of the amount set forth in clause (i) above shall not be deemed a penalty, but shall merely constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. It is expressly agreed and understood that all of Tenant's liabilities and obligations set forth in this subsection (d) shall survive termination of this Lease.
(e)With or without terminating this Lease, declare immediately due and payable the sum of the following: (i) the present value (discounted at the Prime Rate) of all Minimum Annual Rent and Additional Rent due and coming due under this Lease for the entire Remaining Term (as if by the terms of this Lease they were payable in advance), (ii) all Default Damages, and (iii) all Prior Obligations, whereupon Tenant shall be obligated to pay the same to Landlord; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Minimum Annual Rent and Additional Rent payable hereunder throughout the Remaining Term, and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenant and subtenants on account of said Leased Premises during the Remaining Term (but only to the extent that the monies to which Tenant shall so become entitled do not exceed the entire amount actually paid by Tenant to Landlord pursuant to this subsection (e)), less all Default Damages of Landlord incurred but not yet reimbursed by Tenant.
(f)Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.
Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default by Landlord, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from such default, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder. In no event, however, shall Landlord be liable to Tenant for any consequential or punitive damages.
Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease, and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.
Section 13.05. Nonwaiver of Defaults. Neither party's failure nor delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision at that time or in the future. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance due or to pursue any other remedy available to Landlord. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.
Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non- defaulting party for reasonable attorneys' fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.
ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT - [Intentionally
Omitted].

ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING
ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES
Section 15.01. Environmental Definitions.
(a)"Environmental Laws" shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the Building and the Common Areas, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises, the Building and the Common Areas.
(b)"Hazardous Substances" shall mean petroleum products and those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws.
Section 15.02. Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, the Building, the Common Areas or the Park, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or off-site disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.
Section 15.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, guests, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, the Building, the Common Areas or the Park, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.
Section 15.04. Tenant's Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's managing agent from and against any and all claims, losses, liabilities, costs, expenses, penalties and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of Tenant's obligations under this Article 15.
Section 15.05. Existing Conditions. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (or any earlier occupancy of the Leased Premises by Tenant) except to the extent that Tenant or any assignee or subtenant of Tenant, or any of their respective employees, agents, contractors, representatives, guests, customers or invitees exacerbates the same.
Section 15.06. Interpretation. The obligations imposed upon Tenant under this Article 15 are in addition to and are not intended to limit, but to expand upon, the obligations imposed upon Tenant under Article 5 above.

Section 15.07. Survival. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.
ARTICLE 16 - MISCELLANEOUS
Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.
Section 16.02. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the jurisdiction where the Building is located.
Section 16.03. Force Majeure. Each of Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including, but not limited to, work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts, omissions or delays of actions of governmental or political bodies (any such occurrence herein referred to as "Force Majeure").
Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein.
Section 16.05. Indemnification for Leasing Commissions. Each of Landlord and Tenant hereby represents and warrants that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of its actions, to a commission or other fee resulting from the execution of this Lease. Each of Landlord and Tenant shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due the Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.
Section 16.06. Notices. Any notice required or permitted to be given under this Lease or by any Laws shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(l). If delivered in person, the notice shall be deemed given as of the delivery date. If sent by overnight courier, the notice shall be deemed to have been given as of the date of delivery. If mailed by certified mail, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Rejection or other refusal by the addressee to accept or the inability of the carrier to deliver because of a changed address of which no notice was given shall be deemed to be the receipt of the notice sent. Either party may change its address by giving notice thereof to the other party.
Section 16.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.
Section 16.08. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements, or if the Minimum Annual Rent hereunder exceeds $100,000.00, said statements shall be certified and audited. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.
Section 16.09. Representations and Warranties.
(a)Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the jurisdiction under which it was organized; (ii) Tenant is authorized to do business in the jurisdiction where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.
(b)Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the jurisdiction under which it was organized; (ii) Landlord is authorized to do business in the jurisdiction where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.
Section 16.10. Consent or Approval. Where the consent or approval of a party is required, such consent or approval will not be unreasonably withheld, conditioned or delayed.
Section 16.11. Time. Time is of the essence of each term and provision of this Lease.
Section 16.12. Anti-Corruption Laws and Sanctions. For purposes hereof, (a) "Anti-Corruption Laws" shall mean all Laws applicable to a pertinent party from time to time concerning or relating to bribery or anti-corruption; (b) "Sanctions" shall mean all applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. federal government, including those administered by the Office of Foreign Assets Control, the United States Department of Treasury ("OFAC") or the U.S. Department of State, or (ii) the United Nations Security Council, the European Union, any European Union member state in which a pertinent party or any of its subsidiaries conduct operations or Her Majesty's Treasury of the United Kingdom; and (c) "Sanctioned Person" shall mean, at any time, (i) any person or entity listed in any Sanctions-related list of designated persons or entities maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state in which the pertinent party or any of its subsidiaries conducts operations, (ii) unless otherwise authorized by OFAC, any person or entity operating, organized or resident in any country or territory which is itself the subject or target of any full- scope (non-list based) Sanctions, or (iii) any ownership of fifty percent (50%) or more of an entity by persons or entities described in the foregoing clauses (i) or (ii). Each of Landlord and Tenant represents and warrants that neither it nor any of its subsidiaries, nor to its knowledge, their respective directors, officers, employees or agents, is a Sanctioned Person. Each party further represents that it and its subsidiaries, and to its knowledge, their respective directors, officers, employees and agents, complies and shall continue to comply in all material respects with all Sanctions and with all Anti-Corruption Laws.

Each party will use reasonable efforts to notify the other in writing if any of the foregoing representations and warranties are no longer true or have been breached or if such party has a reasonable basis to believe that they may no longer be true or have been breached. In the event of any violation of this Section by Tenant, Landlord will be entitled to immediately terminate this Lease and take such other actions as are permitted or required to be taken under law or in equity.
Section 16.13. Cooperation. Tenant shall use reasonable efforts to cooperate with Landlord, without cost to Tenant, in connection with the completion of any written surveys or evaluations relating to the Building, the Park or Landlord. In addition, to the extent Tenant obtains utilities independently, Tenant shall provide Landlord access to Tenant's data on energy usage for inclusion in Landlord's annual reports, ENERGY STAR annual rating, and similar purposes.
Section 16.14. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument. No enforceable agreement shall exist between the parties unless and until this Lease or separate counterparts hereof are signed and delivered by each of the parties hereto. Electronic counterparts of this Lease (including, without limitation, PDF or image file format) as executed by the parties shall be deemed and treated as executed originals for all purposes.
Section 16.15. Guaranty. In consideration of Landlord's leasing the Leased Premises to Tenant, Tenant shall provide Landlord with an Unconditional Guaranty of Lease in the form attached hereto as Exhibit H, executed by the Guarantor
ARTICLE 17 - SPECIAL STIPULATIONS
Section 17.01. Right of First Offer.
(a)Provided that (i) no default has occurred and is then continuing, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord, and (iii) Tenant originally named herein or its Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and subject to any rights of other tenants to the Offer Space (as defined herein) and Landlord's right to renew or extend the lease term of any other tenant with respect to the portion of the Offer Space now or hereafter leased by such other tenant, Landlord shall, before entering into a lease with a third party for the space located in the Building shown cross-hatched on the attached Exhibit F (the "Offer Space"), notify Tenant in writing of the availability of the Offer Space for leasing and setting forth the terms and conditions upon which Landlord is willing to lease the Offer Space to Tenant ("Landlord's Notice"). Tenant shall have ten (10) business days from its receipt of Landlord's Notice to deliver to Landlord a written notice agreeing to lease the Offer Space on the terms and conditions contained in Landlord's Notice ("Tenant's Acceptance"). In the event Tenant fails to deliver Tenant's Acceptance to Landlord within said ten (10) business day period, such failure shall be conclusively deemed a rejection of the Offer Space and a waiver by Tenant of this right of first offer, whereupon Tenant shall have no further rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party. In the event that Landlord has a third party prospect for space in the Building that includes the Offer Space plus additional space in the Building, if Tenant desires to exercise Tenant’s rights under this Section 17.01, Tenant must agree to lease all of the space then proposed to be leased by such third party prospect.
(b)The term for the Offer Space shall be coterminous with the term for the original Leased Premises; provided, however, that the minimum term for the Offer Space shall be five (5) years and the term for the then existing Leased Premises ("Existing Premises") shall be extended, if necessary, to be coterminous with the term for the Offer Space. If the Lease Term for the Existing Premises is extended as provided above, the Minimum Annual Rent for such extension term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective renewing tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Park; provided, however, that in no event shall the Minimum Annual Rent during such extension term be less than the highest Minimum Annual Rent payable during the immediately preceding term.
(c)If Tenant properly exercises its right of first offer, Landlord and Tenant shall enter into an amendment to this Lease adding the Offer Space to the Leased Premises upon the terms and conditions set forth herein and making such other modifications to this Lease as are appropriate under the circumstances. If Tenant shall fail to enter into such amendment within ten (10) days following Tenant's Acceptance, then Landlord may terminate this right of first offer by notifying Tenant in writing, in which event Tenant shall have no further rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party.
Section 17.02. Options to Extend.
(a)Grant and Exercise of Option. Provided that (i) no default has occurred and is then continuing (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord and (iii) Tenant originally named herein or a Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the term immediately preceding the Extension Term (as defined below), Tenant shall have the option to extend the Lease Term for two (2) additional periods of five (5) years each (each, an "Extension Term" and, together, the "Extension Terms"). Each Extension Term shall be upon the same terms and conditions contained in the Lease except (x) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any, and (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Terms, and (z) the Minimum Annual Rent shall be adjusted as set forth below (the "Rent Adjustment"). Tenant shall exercise its option by (i) delivering to Landlord, no later than twelve (12) months prior to the expiration of the preceding term, written notice of Tenant's desire to extend the Lease Term. Tenant's failure to timely exercise such option shall be deemed a waiver of such option and any succeeding option. Landlord shall notify Tenant of the amount of the Rent Adjustment no later than thirty (30) days after Tenant's delivery of written notice of its desire to extend the Lease Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within ten (10) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the applicable Extension Term within thirty (30) days after Tenant's acceptance (or deemed acceptance) of the Rent Adjustment.
(b)Rent Adjustment. The Minimum Annual Rent for the applicable Extension Term shall be an amount equal to the greater of the Minimum Annual Rent for the last year of the applicable Lease term or Minimum Annual Rent then being quoted by Landlord to prospective renewal tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Park. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the applicable Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

Section 17.03. Compliance with Law.
(a)Existing Governmental Regulations. If any federal, state or local laws, ordinances, orders, rules, regulations or requirements (collectively, "Governmental Requirements") in existence as of the date of the Lease require an alteration or modification of the Leased Premises (a "Code Modification") and such Code Modification (i) is not made necessary as a result of the specific use being made by Tenant of the Leased Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be performed by Landlord, at Landlord's sole cost and expense.
(b)Governmental Regulations – Landlord Responsibility. If, as a result of one or more Governmental Requirements that are not in existence as of the date of this Lease, it is necessary from time to time during the Lease Term, to perform a Code Modification to the Building or the Common Areas that (i) is not made necessary as a result of the specific use being made by Tenant of Leased Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any warehouse building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be performed by Landlord and cost thereof shall be included in Operating Expenses without being subject to any applicable cap on expenses set forth herein.
(c)Governmental Regulations – Tenant Responsibility. If, as a result of one or more Governmental Requirements, it is necessary from time to time during the Lease Term to perform a Code Modification to the Building or the Common Areas that is made necessary as a result of the specific use being made by Tenant of the Leased Premises or as a result of any alteration of the Leased Premises by Tenant, such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; provided, however, that Tenant shall have the right to retract its request to perform a proposed alteration in the event that the performance of such alteration would trigger the requirement for a Code Modification.
Section 17.04. Contingency. Landlord and Tenant hereby acknowledge and agree that this Lease is contingent upon Landlord and Tenant entering into a lease for approximately 115,200 square feet in a Building at the Park commonly known as Skyport 2350 (the "Skyport 2350 Lease"). Landlord and Tenant shall use commercially reasonable efforts to enter into the Skyport 2350 Lease. In the event the contingency is not waived on or before September 30, 2020, the Lease shall be null and void and of no further force or effect.
Additionally, in the event Tenant has been in monetary default under the terms of the Skyport 2350 Lease two (2) or more times during the term of such lease, this Lease shall be null and void and of no further force or effect upon thirty (30) days prior written notice from Landlord to Tenant.
Section 17.05. 2350 Space. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby acknowledge and agree that in the event that approximately 201,600 square feet of space at Skyport 2350 becomes available on or before June 1, 2021 (the "2350 Space"), Landlord shall so notify Tenant and the parties shall enter into an amendment to this Lease which will change the Leased Premises to the 2350 Space and amend any other applicable sections or exhibits impacted by such square footage change, including but not limited Landlord's turnkey work. Landlord and Tenant hereby further acknowledge and agree that the per square foot rental rates and the Allowance (as defined in Exhibit B) shall remain unchanged.
[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.
LANDLORD:
DUGAN FINANCING LLC,
a Delaware limited liability company
By:    Dugan Realty, L.L.C.,
its sole member
By:    Duke Realty Limited Partnership,
an Indiana limited partnership, its sole member
By:    Duke Realty Corporation,
its general partner
Dated:            July 24, 2020                      By:  /s/ Ryan O’Leary
Ryan O'Leary
Senior Vice President, Midwest Region
STATE OF ILLINOIS    )
) SS:
COUNTY OF DUPAGE    )
Before me, a Notary Public in and for said County and State, personally appeared Ryan O'Leary, by me known to be the Senior Vice President, Midwest Region, of Duke Realty Corporation, the general partner of Duke Realty Limited Partnership, the sole member of Dugan Realty, L.L.C., the sole member of Dugan Financing LLC, a Delaware limited liability company, who acknowledged the execution of the foregoing Lease on behalf of said limited liability company.
WITNESS my hand and Notarial Seal this 24th day of      July                 , 2020.

/s/ Christine R. Berardi
Notary Public
Christine R. Berardi
Printed Signature
My Commission Expires:	2/2/21

My County of Residence:	Will

TENANT:
BORDERLESS DISTRIBUTION, LLC, a Utah limited
Dated: 7/22/2020
By:  /s/ Jeffrey Jarvie
By:  Jeffrey Jarvie
Title: CFO
STATE OF UTAH    )
) SS:    )
COUNTY OF UTAH    )
Before me, a Notary Public in a for said County and State, personally appeared Jeffrey Jarvie, by me known and by known to be the CFO of Borderless Distribution, LLC, a Utah limited liability company, who acknowledged the execution of the foregoing Lease on behalf of said limited liability company.
WITNESS my hand and Notarial Seal this 22 day of July 2020.

/s/ Allyson Ivey
Notary Public

Allyson Ivey
Printed Signature
My Commission Expires:	12/23/2028

My County of Residence:	Utah

EXHIBIT A
SITE PLAN OF LEASED PREMISES
Exhibit A

EXHIBIT B
TENANT IMPROVEMENTS
1.Landlord's Obligations. Landlord (i) will present the Leased Premises in broom-swept condition and (ii) represents to Tenant that all systems, equipment, and improvements serving the Leased Premises will be in good working order as of the Commencement Date. Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind, other than those contained in this section, and with the understanding that Landlord shall have no responsibility with respect thereto except to construct and install within the Leased Premises, in a good and workmanlike manner, the Tenant Improvements, in accordance with this Exhibit B and based on the scope of work attached as Exhibit B-1 hereto and made a part hereof (the “Turnkey Scope”). Construction of the Tenant Improvements within the Turnkey Scope shall be at Landlord's sole cost and expense and shall in no event be applied toward the Allowance (as hereinafter defined). The parties hereby acknowledge and agree that the Tenant Improvements includes those items identified on Exhibit B-2 attached hereto and made part hereof (the "Allowance Improvements") that shall be completed by Landlord as part of the Tenant Improvements; provided, however, Tenant shall be responsible for the cost to construct and install the Allowance Improvements only to the extent that the cost thereof exceeds One Hundred Thirty Three Thousand Seven Hundred Fifty and No/100 Dollars ($133,750.00) (the "Allowance"). In the event the cost to construct and install the Allowance Improvements exceeds the Allowance, Tenant shall pay such excess to Landlord within thirty (30) days of receipt of Landlord's request therefor. In the event the Allowance exceeds the cost to construct and install the Allowance Improvements, such excess shall remain the property of Landlord. Any portion of the Allowance not requested by Tenant July 31, 2022 shall be forfeited by Tenant and shall remain the property of Landlord. Landlord shall not be required to commence work on the Tenant Improvements until it has received the Security Deposit from Tenant, in accordance with Article 4 of this Lease.
2.Schedule and Early Access. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant's phone and data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to the Commencement Date. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Leased Premises prior to the Commencement Date in order to install fixtures and otherwise prepare the Leased Premises for occupancy, which right shall expressly exclude making any structural modifications. During any entry prior to the Commencement Date (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (b) Tenant shall not interfere with Landlord's completion of the Tenant Improvements, (c) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord's rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (d) Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such early access by Tenant. Landlord shall have no control over and shall not be responsible for the means, methods, and procedures of contractors engaged by Tenant for work on the Leased Premises. Tenant shall defend, indemnify, and hold harmless Landlord from and against all claims, penalties, fines, losses, judgments, liabilities, settlements, costs and expenses, including but not limited to attorneys' fees, arising out of, relating to, or incurred in connection with the breach or violation of any occupational safety and health administration laws, rules, or regulations by Tenant, any of Tenant's contractors or subcontractors, anyone directly or indirectly employed by them, and anyone for whose acts any of them may be liable.

3.Letter of Understanding. Promptly following the Commencement Date, Tenant shall execute Landlord's Letter of Understanding in substantially the form attached hereto as Exhibit C and made a part hereof, acknowledging, except for any punchlist items, that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items.

EXHIBIT B-1
TURNKEY SCOPE OF WORK
GENERAL COND/REQUIREMENTS
General Conditions
Mgmt Travel Expenses
Project Superintendent
Project Manager
Administrative Assistant
Regulatory Requirements/Fees
Building Permit Fee
Project Clean-up
Final Cleaning
Roll-Off Dumpsters
Design/Engineering/Consultants
Arch Construction Documents - change of occupancy
EXISTING CONDITIONS
Demolition
Demo existing 28' High Drywall Partitions
FINISHES
Gypsum Board Assemblies
Build demising wall 8" studs, insulation, drywall
Flooring
Office area - Demo all flooring and replace with carpet and LVT and vinyl base
Interior Painting & Finishes
paint interior of office area
Paint both sides of demising wall
Paint interior walls of warehouse Drywall and precast (exclude new demising wall)
FIRE SUPPRESSION
Fire Suppression Systems
rework sprinkler for demising wall
PLUMBING
Plumbing System
remove and reinstall fixtures for floor replacement
ELECTRICAL
Electrical System
separate lights from current circuits
Interior Lighting
LED light upgrade office and warehouse
Exclusions
Voice/Data
Security Access
Furniture

EXHIBIT B-2
ALLOWANCE IMPROVEMENTS
1.Interior Guard Rail
2.Unforeseen office finish
3.Electric/air line
4.“Big Ass” Fans
5.Security Fencing
6.Such other building improvements that are mutually agreeable to Landlord and Tenant

EXHIBIT C
FORM OF LETTER OF UNDERSTANDING
Dugan Financing LLC
c/o Duke Realty Services, LLC
Attn:       Property Management
5181 Natorp Boulevard, Suite 600
Mason, OH 45040
RE:    Lease between Dugan Financing LLC, a Delaware limited liability company ("Landlord") and                                                                                                                                         , a(n)                                                                                ("Tenant") for the premises located at                                                                                                     ,                                       Ohio 45                       (the "Leased Premises"), within                                                                                       (the "Park") dated                           , 20      (the "Lease").
Dear                                                     :
The undersigned, on behalf of Tenant, certifies to Landlord as follows:
1.The Commencement Date under the Lease is                                                            .
2.The rent commencement date is                                                            .
3.The expiration date of the Lease is                                                        .
4.The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.
5.Landlord has completed the improvements designated as Landlord's obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Commencement Date.
6.To the best of the undersigned's knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.
IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this         day of                  , 201     .
EXHIBIT ONLY - NOT TO BE EXECUTED

EXHIBIT D
RULES AND REGULATIONS
1.The sidewalks, entrances, driveways and roadways serving and adjacent to the Leased Premises shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas.
2.No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord's prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and tube color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.
3.No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant.
4.The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.
5.No boring, cutting or stringing of wires or laying of any floor coverings shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of Landlord.
6.No vehicles, birds or animals of any kind (except service animals) shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Leased Premises.
7.The Leased Premises shall not be used for manufacturing, unless such use conforms to the zoning applicable to the area, and Landlord provides written consent. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.
8.No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of the Building, neighboring buildings in the Park or neighboring premises, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.
9.No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm in violation of any Laws.
10.No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of his tenancy, restore to Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.
11.Each tenant shall be responsible for all persons entering the Building at tenant's invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.
12.Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.
13.All equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise and annoyance.
14.The scheduling of tenant move-ins shall be before or after normal business hours and on weekends, subject to the reasonable discretion of Landlord.
15.The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose. Landlord may, at its sole discretion, impose a charge against monthly rent of $50.00 per violation by tenant or any of its employees, representatives, contractors or invitees, of this smoking policy.
16.Tenants will ensure that all doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Leased Premises.
17.Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

18.Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.
19.Tenant shall not store any non-containerized, loose substances or materials on the floor of the Leased Premises.
20.No outside storage is permitted including without limitation the storage of trucks and other vehicles.
21.No tenant shall be allowed to conduct an auction from the Leased Premises without the prior written consent of Landlord.
It is Landlord's desire to maintain in the Building and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein. In the event of any conflict between these Rules and Regulations and the terms of the Lease, the terms of the Lease shall control in every instance.

EXHIBIT E
SURRENDER CONDITIONS
Tenant shall surrender the Leased Premises in the same condition as received, ordinary wear and tear, excepted. Before surrendering the Leased Premises, Tenant shall remove all of Tenant's Property (as defined in Section 8.01 of the Lease), and such alterations or additions to the Leased Premises made by Tenant as may be specified for removal pursuant to Section 7.03 of the Lease. If Tenant fails to remove such Tenant's Property and alterations upon the expiration or earlier termination of the Lease Term, the same shall be deemed abandoned and shall become the property of the Landlord and Landlord shall be entitled to dispose of such property at Tenant's cost, without incurring any liability to Tenant.
The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive. Upon Tenant's completion of its surrender obligations as provided in the Lease, please contact Landlord's property manager to coordinate turning in keys, utility changeover, and scheduling an inspection of the Leased Premises. In the event Tenant fails to arrange a joint inspection of the Leased Premises with Landlord upon Tenant's vacating of the Leased Premises, Landlord's inspection at, or subsequent to, Tenant's vacation of the Leased Premises shall be conclusively deemed correct for the purpose of determining Tenant's responsibilities with respect to the repair and restoration of the Leased Premises.
1.Lights. All interior office, warehouse, emergency and exit lights will be fully operational with all bulbs, ballasts, lenses & back-up batteries fully functioning.
2.Dock Levelers, Service Doors and Roll-Up Doors. All truck doors, service doors, roll-up doors and dock levelers shall be serviced and placed in good operating order, including the replacement of any dented or damaged truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced must be painted to match the building standard. All dock levelers (including areas under the dock levelers) shall be cleaned and all debris shall be removed.
3.Dock Seals/Dock Bumpers. All dock seals and bumpers shall be free of tears and broken backboards repaired. All dock bumpers must be left in place and well secured.
4.Structural Columns. All structural steel columns in the warehouse and office shall be inspected for damage and repaired as necessary. Necessary repairs must be pre-approved by Landlord prior to implementation.
5.Warehouse Floor. The warehouse floor shall be free of material stains and swept with no racking bolts and other protrusions or holes left in floor. Cracks and racking bolts must be repaired with an mm-80 (or other reasonably approved equivalent) epoxy or polymer to match concrete color. All floor striping, forklift marks, oil and other stains, stickers and signs (including paint or tape) in the Leased Premises shall be removed with no indication that such striping, marking, stains or taping existed.
6.Tenant-Installed Equipment and Wiring. Air lines, voice & data, access control, security, conveyor or process electrical distribution, junction boxes, conduit, etc., (including above ceiling, below raised floors and behind walls) shall be removed.
7.Walls. Sheetrock (drywall) and/or plywood damage should be patched, sanded (ready for paint) and fire-taped so that there are no holes in either office or warehouse walls.

8.Carpet and Tile. The carpet and vinyl tiles should be in a clean condition and should not have any holes or chips in them, ordinary wear and tear on these items is acceptable provided they have been maintained.
9.Roof. Any Tenant-installed equipment must be removed with all roof penetrations properly repaired by a licensed roofing contractor approved by Landlord. Leaks arising from any Tenant-installed equipment or roof penetrations must be fixed in accordance with Landlord's maintenance and repair recommendations.
10.Signs. All exterior signs must be removed with holes patched and painted to match Building standard paint as necessary. All window or other interior signs must be removed.
11.Electrical & Plumbing. All electrical and plumbing equipment to be returned in good working condition and repair and conforming to code. All circuits must be properly labeled in each panel. Bare wires and dangerous installations should be corrected in accordance with code prior to move-out. All plumbing fixtures (including any water heater) should be in good condition and working order with no leaks.
12.Overall Cleanliness. Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse, including, without limitation, all cobwebs. Remove all pallets and debris from exterior of Leased Premises. All dumpsters, trash, vending machines and other personal property to be removed.
13.Odors. Tenant shall remove any odor which may exist in the Leased Premises resulting from Tenant’s occupancy of the Leased Premises prior to surrendering or vacating the Leased Premises.
14.HVAC. All HVAC systems (including any warehouse heaters and exhaust fans) shall be placed in good working order, including the replacement of any parts to return the unit to a well maintained condition. Landlord may have an inspection performed by a certified mechanical contractor to determine the condition.
15.Windows. All exterior windows with cracks or breakage shall be replaced.

EXHIBIT F
OFFER SPACE
Suite 2300

EXHIBIT G
ADDITIONAL PARKING
Sixty (60) future parking spaces located on the East side of the property adjacent to Suite 2250. The Landlord shall construct the future parking spaces in compliance with the Landlord’s standard specifications for auto parking utilizing light duty asphalt and corresponding subgrade materials.

EXHIBIT H
FORM OF
UNCONDITIONAL GUARANTY OF LEASE
This Unconditional Guaranty of Lease ("Guaranty") is entered into as of the                      day of                                                     , 2020, by the undersigned, COVALENT GROUP, INC., a Delaware corporation ("Guarantor").
R E C I T A L S
WHEREAS, BORDERLESS DISTRIBUTION, LLC, a Utah limited liability company ("Tenant") desires to enter into a certain Lease with DUGAN FINANCING LLC, a Delaware limited liability company ("Landlord"), for a portion of the building commonly known as Skyport 2250 (the "Building"), located at 2250 Progress Drive, Hebron, Kentucky 41048 (the "Lease"); and
WHEREAS, Landlord is willing to enter into the Lease only if it receives a guaranty of obligations thereunder from the undersigned upon the terms and conditions set forth below; and
WHEREAS, in order to induce Landlord to enter into the Lease, Guarantor is willing and agrees to enter into this Guaranty upon the following terms and conditions; and
WHEREAS, Guarantor is the sole shareholder of Tenant and will be benefited by the Lease;
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:
1.Guarantor hereby becomes surety for and unconditionally guarantees (i) the prompt payment of all rents, additional rents and other sums to be paid by Tenant under the terms of the Lease; and (ii) the performance by Tenant of the covenants, conditions and terms of the Lease (such payment and performance to be referred to collectively as "Obligations"). In the event Tenant defaults in the performance of the Obligations during the Lease Term, Guarantor hereby promises and agrees to pay to Landlord all rents and any arrearages thereof and any other amounts that may be or become due and to fully satisfy all conditions and covenants of the Lease to be kept and performed by Tenant.
2.As conditions of liability pursuant to this Guaranty, Guarantor hereby unconditionally waives (a) any notice of default by Tenant in the payment of rent or any other amount or any other term, covenant or condition of the Lease; (b) any requirement that Landlord exercise or exhaust its rights and remedies against Tenant or against any person, firm or corporation prior to enforcing its rights against Guarantor, and (c) any and all rights of reimbursement, indemnity, subrogation or otherwise which, upon payment under this Guaranty, Guarantor may have against Tenant.
3.Landlord may, without notice to Guarantor, and Guarantor hereby consents thereto, (a) modify or otherwise change or alter the terms and conditions of the Lease; and (b) waive any of its rights under the Lease or forbear to take steps to enforce the payment of rent or any other term or condition of the Lease against Tenant.
4.Guarantor hereby agrees, upon the request of Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying, if this be the fact, that this Guaranty of the referenced Lease is unmodified, in full force and effect, and there are no defenses or offsets thereto;

certifying that the referenced Lease is unmodified, in full force and effect, and there are no defenses or offsets to such Lease (or if modified, that the Lease is in full force and effect as modified and that this Guaranty extends to and fully covers such Lease, as modified); and certifying the dates to which Minimum Annual Rent, Annual Rental Adjustment, if any, and any other additional rentals have been paid.
5.In the event Tenant fails during the Lease Term to pay any rent, additional rent or other payments when due or fails to comply with any other term, covenant or condition of the Lease, Guarantor, upon demand of Landlord, shall make such payments and perform such covenants as if they constituted the direct and primary obligations of Guarantor; and such obligations of Guarantor shall be due with attorneys' fees and all costs of litigation and without relief from valuation or appraisement laws.
6.The rights and obligations created by this Guaranty shall inure to the benefit of and be binding upon the successors, assigns and legal representatives of Guarantor and Landlord.
7. 7. Anything herein or in the Lease to the contrary notwithstanding, Guarantor hereby acknowledges and agrees that any security deposit or other credit in favor of the Tenant may be applied to cure any Tenant default or offset any damages incurred by Landlord under the Lease, as Landlord determines in its sole and absolute discretion, and Landlord shall not be obligated to apply any such deposit or credit to any such default or damages before bringing any action or pursuing any remedy available to Landlord against Guarantor. Guarantor further acknowledges that its liability under this Guaranty shall not be affected in any manner by such deposit or credit, or Landlord's application thereof.
EXHIBIT ONLY - NOT TO BE EXECUTED

FIRST LEASE AMENDMENT
THIS FIRST LEASE AMENDMENT (the “Amendment”) is executed this 3rd day of March, 2021, by and between DUGAN FINANCING, LLC, a Delaware limited liability company (“Landlord”), and BORDERLESS DISTRIBUTION, LLC, a Utah limited liability company (“Tenant”).
W I T N E S S E T H:
WHEREAS, Landlord and Tenant entered into a certain lease dated July 24, 2020 (the “Lease”), whereby Tenant leased from Landlord certain premises consisting of approximately 210,600 square feet of space (the “Original Premises”), in a building commonly known as Skyport 2250, located at 2250 Progress Drive, Hebron, Kentucky 41048; and
WHEREAS, the Lease has not yet commenced; and
WHEREAS, Landlord and Tenant desire to expand the Original Premises by approximately 48,600 square feet of space (the “Additional Space”); and
WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such expansion and other changes to the Lease;
NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:
1.Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.
2.Amendment of Section 1.01. Basic Lease Provisions and Definitions.
(a)Commencing October 1, 2021, subsection (a) of Section 1.01 of the Lease is hereby modified by incorporating Amended Exhibit A, attached hereto and incorporated herein by reference, on which the Additional Space is depicted, in lieu of Exhibit A to the Lease which is hereby deleted and of no further force or effect. Collectively, the Original Premises and the Additional Space shall hereinafter be referred to as the “Leased Premises”.
(b)Commencing October 1, 2021, subsections (b), (c), (d) and (e), of Section 1.01 of the Lease are hereby modified as follows:
“(b)    “Rentable Area”:
Original Premises:                        approximately 210,600 square feet
Additional Space:                         approximately 48,600 square feet
Total Leased Premises:                 approximately 259,200 square feet.
(c)    “Tenant’s Proportionate Share”: 57.18%.
(d)    “Minimum Annual Rent”:

Original Premises:

October 1, 2021	-	February 28, 2022	$0.00	(5 months)*
March 1, 2022	-	September 30, 2022	$488,943.00	(7 months)
October 1, 2022	-	September 30, 2023	$859,142.76	per year
October 1, 2023	-	September 30, 2024	$880,621.32	per year
October 1, 2024	-	September 30, 2025	$902,636.88	per year
October 1, 2025	-	September 30, 2026	$925,202.88	per year
October 1, 2026	-	February 28, 2027	$395,138.70	(5 months)
Additional Space:

October 1, 2021	-	February 28, 2022	$0.00	(5 months)*
March 1, 2022	-	September 30, 2022	$112,833.00	(7 months)
October 1, 2022	-	September 30, 2023	$198,263.76	per year
October 1, 2023	-	September 30, 2024	$203,220.36	per year
October 1, 2024	-	September 30, 2025	$208,300.80	per year
October 1, 2025	-	September 30, 2026	$213,508.32	per year
October 1, 2026	-	February 28, 2027	$91,185.85	(5 months)
(e)    “Monthly Rental Installments”:
Original Premises:

October 1, 2021	-	February 28, 2022	$0.00	per month*
March 1, 2022	-	September 30, 2022	$69,849.00	per month
October 1, 2022	-	September 30, 2023	$71,595.23	per month
October 1, 2023	-	September 30, 2024	$73,385.11	per month
October 1, 2024	-	September 30, 2025	$75,219.74	per month
October 1, 2025	-	September 30, 2026	$77,100.24	per month
October 1, 2026	-	February 28, 2027	$79,027.74	per month
Additional Space:

October 1, 2021	-	February 28, 2022	$0.00	per month*
March 1, 2022	-	September 30, 2022	$16,119.00	per month
October 1, 2022	-	September 30, 2023	$16,521.98	per month
October 1, 2023	-	September 30, 2024	$16,935.03	per month
October 1, 2024	-	September 30, 2025	$17,358.40	per month
October 1, 2025	-	September 30, 2026	$17,792.36	per month
October 1, 2026	-	February 28, 2027	$18,237.17	per month
*During such period of free rent. Tenant shall pay the Annual Rental Adjustment and, if any, Additional Rent.”

3.Amendment of Section 2.02. Construction of Tenant Improvements. Section 2.02 of the Lease is hereby amended by incorporating the following:
“Tenant has personally inspected the Additional Space and accepts the same “AS IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto, except to paint the walls within the Additional Space and install new lighting within the Additional Space, at Landlord’s sole cost and expense.
Additionally, Landlord shall construct the sixty (60) additional parking spaces in accordance with Section 5.05 of the Lease and depicted on Exhibit G attached to the Lease.”
4.Amendment of Section 17.01. Right of First Offer. Section 17.01 of the Lease is hereby modified to provide that (i) Tenant has exercised its right of first offer with respect to the Additional Space, (ii) Exhibit F to the Lease shall be deleted and Amended Exhibit F, attached hereto, shall be substituted in lieu thereof and (iii) the reference to “Exhibit F” in subparagraph (a) of Section 17.01 of the Lease is hereby replaced with “Amended Exhibit F”.
5.Amendment of Exhibit B. Exhibit B to the Lease is hereby modified by increasing the “Allowance” from One Hundred Thirty Three Thousand Seven Hundred Fifty and No/100 Dollars ($133,750.00) to One Hundred Sixty Four Thousand Six Hundred Fifteen and No/100 Dollars ($164,615.00).
6.Amendment of Exhibit B-1. Exhibit B-1 is hereby deleted in its entirety and Amended Exhibit B-1, attached hereto, shall be substituted in lieu thereof.
7.Broker. Tenant represents and warrants that, except for CB Richard Ellis and Duke Realty Services, LLC representing Landlord, and CB Richard Ellis representing Tenant, no other real estate broker or brokers were involved in the negotiation and execution of this Amendment. Tenant shall indemnify Landlord and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.
8.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument. No enforceable agreement shall exist between the parties unless and until this Amendment or separate counterparts hereof are signed and delivered by each of the parties hereto. Electronic counterparts of this Amendment (including, without limitation, PDF or image file format) as executed by the parties shall be deemed and treated as executed originals for all purposes.
9.Representations and Warranties.
(a)Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the jurisdiction under which it was organized; (ii) Tenant is authorized to do business in the jurisdiction where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.
(b)Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the jurisdiction under which it was organized; (ii) Landlord is authorized to do business in the jurisdiction where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.
10.Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.
11.Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.
12.Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.
(SIGNATURES CONTAINED ON THE FOLLOWING PAGES)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

DUGAN FINANCING LLC, a Delaware limited liability company

By:	Dugan Realty, L.L.C., an Indiana limited liability company, its sole member

	By:	Duke Realty Limited Partnership, an Indiana limited partnership, its sole member

		By:	Duke Realty Corporation, an Indiana corporation, its general partner

			By:	/s/ Ryan O’Leary
Ryan O’Leary
Senior Vice President
Midwest Region
STATE OF ILLINOIS    )
) SS:
COUNTY OF DUPAGE    )
Before me, a Notary Public in and for said County and State, personally appeared Ryan O’Leary, by me known and by me known to be the Senior Vice President, Midwest Region of Duke Realty Corporation, an Indiana corporation, the general partner of Duke Realty Limited Partnership, an Indiana limited partnership, the sole member of Dugan Realty, L.L.C., an Indiana limited liability company, the sole member of Dugan Financing LLC, a Delaware limited liability company, who acknowledged the execution of the foregoing First Lease Amendment on behalf of said limited liability company.
WITNESS my hand and Notarial Seal this 3rd day of March, 2021.

/s/ Christine R Berardi
Notary Public

Christine R Berardi
Printed Signature
My Commission Expires:    2/2/25
My County of Residence:     Will
(SIGNATURES CONTINUED ON THE FOLLOWING PAGE)

TENANT

BORDERLESS DISTRIBUTION, LLC, a Utah limited liability company

By:	/s/ Luke Saari

Printed:	Luke Saari

Title:	President
STATE OF UTAH    )
) SS:
COUNTY OF UTAH    )
Before me, a Notary Public in and for said County and State, personally appeared Luke Saari, by me known and by me known to be the President of Borderless Distribution, LLC, a Utah limited liability company, who acknowledged the execution of the foregoing First Lease Amendment on behalf of said limited liability company.
WITNESS my hand and Notarial Seal this 1 day of March, 2021.

/s/ Allyson Ivey
Notary Public

Allyson Ivey
Printed Signature
My Commission Expires:    12-23-2023
My Country of Residence:     Utah

EXHIBIT A-l
ADDITIONAL SPACE
[To Be Attached]
Exhibit A-1

Exhibit A - 1

SUITE 2300
AVAILABLE
SUITE 2250
BORDERLESS DISTRIBUTION, LLC
259,200 SF
FLOOR PLAN
NTS

28' CLEAR HEIGHT
40'x45' COLUMN SPACING

BASE SHEET
SCALE: NTS
02/19/2021

SKYPORT 2250
2250-2300 PROGRESS DRIVE
BOONE COUNTY, KY
453,300 TOTAL SF

AMENDED EXHIBIT B-1
TURNKEY SCOPE OF WORK
[To Be Attached]
Amended Exhibit B-1

Amended
Exhibit B-l
Landlord Turnkey Scope of Work
•Building Permits
•Final Cleaning
•Dumpsters
•Architectural and Engineering Construction Documents
•Demo one existing 28’ high drywall demising wall
•Infill two openings in existing demising wall for complete separation from adjacent suite
•Removal and replacement of carpet, LVT and vinyl base
•Paint office area
•Paint new demising wall
•Paint interior walls in warehouse
•Rework of fire protection for new demising wall
•Rework electrical circuits from existing panels to separate from adjacent suite
•Replace all warehouse and office lighting with new LED lights

AMENDED EXHIBIT F
OFFER SPACE
SUITE 2300
[To Be Attached]
Amended Exhibit F

Amended Exhibit F

SUITE 2300
AVAILABLE
SUITE 2250
BORDERLESS DISTRIBUTION, LLC
259,200 SF

FLOOR PLAN
NTS

28' CLEAR HEIGHT
40'x45' COLUMN SPACING

BASE SHEET
SCALE: NTS
02/19/2021

SKYPORT 2250
2250-2300 PROGRESS DRIVE
BOONE COUNTY, KY
453,300 TOTAL SF

Duke REALTY

CONSENT OF GUARANTOR
The undersigned Guarantor to the Lease hereby consents to the foregoing First Lease Amendment and reaffirms the Unconditional Guaranty of Lease dated July 22, 2020, remains in full force and effect.

“Guarantor”

COVALENT GROUP, INC., a Delaware corporation

By:	/s/ Jason Beesley

Printed:	Jason Beesley

Title:	CFO

Federal I.D. Number:
STATE OF    Utah     )
) SS:
COUNTY OF    Utah    )
Before me, a Notary Public in and for said County and State, personally appeared Jason Beesley                                       , by me known and by me known to be the CFO                               of Covalent Group, Inc., a Delaware corporation, who acknowledged the execution of the foregoing Consent of Guarantor on behalf of said corporation.
Witness my hand and Notarial Seal this 26   day of February     , 2021.

/s/ Allyson Ivey
Notary Public

Allyson Ivey
Printed Signature
My Commission Expires:    12-23-2023
My County of Residence:     Utah
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